Exhibit 10.1

    First Union National Bank

[LOGO]	Jill W. Akre Senior Vice President (215) 786-4135

May 15, 2000

VIA FACSIMILE (410-266-8400)

Condor Technology Solutions, Inc.
Annapolis Office Plaza
170 Jennifer Road, Suite 325
Annapolis, Maryland 21401
Attention: Mike Robbins, Chief Financial Officer

    Re:  Credit Agreement (as herein defined).

Dear Mike:

    This First Amendment to Fifth Amendment Agreement (the "First Amendment to Fifth Amendment") is dated as of May 15, 2000 (the "First Amendment to Fifth Amendment Closing Date") and is made and entered into by and among First Union National Bank, as Collateral Agent, Administrative Agent and Issuing Lender (in all such capacities, the "Agent"), First Union Commercial Corporation, as Lender, Fleet National Bank, as Lender, Citizens Bank of Massachusetts, successor in interest to State Street Bank and Trust Company, as Lender and Mellon Bank, N.A., as Lender (all of the foregoing, individually, a "Lender," and collectively, the "Lenders" or the "Lender Group," as the case may be) and Condor Technology Solutions, Inc., Computer Hardware Maintenance Company, Inc., Decision Support Technology, Inc., Federal Computer Corporation, Global Core Strategies Acquisition, Inc., Interactive Software Systems Incorporated, Inventure Group, Inc., LINC Systems Corporation, Louden Associates, Inc., Management Support Technology Corp., MIS Technologies, Inc., Powercrew, Inc., Titan Technologies Group L.L.C., U.S. Communications, Inc., Corporate Access, Inc. and Condor System Solutions, Inc., as Borrowers (collectively, the "Borrowers").

BACKGROUND

    A.  The Borrowers and the Lenders are parties, inter alia: (i) a Credit Agreement dated as of April 16, 1999 (as amended from time to time prior to the date hereof, the "Existing Credit Agreement," and as amended hereby and from time to time hereafter, the "Credit Agreement"); and (ii) that certain Forbearance Letter Agreement dated as of July 23, 1999, as amended by: (i) the First Amendment to Forbearance Letter Agreement dated as of July 30, 1999; (ii) the Second Amendment to Forbearance Letter Agreement dated as of August 13, 1999, as amended; (iii) the Third Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of August 27, 1999; (iv) the Fourth Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of November 15, 1999, as amended; (v) the Fifth Amendment Agreement dated as of March 1, 2000, as amended by this First Amendment to Fifth Amendment (as amended, the "Forbearance Letter Agreement").

    B.  As used herein, the term "Loan Documents" shall mean this First Amendment to Fifth Amendment, the other Forbearance Documents (hereinafter defined), the Existing Loan Documents,

and all other documents now or hereafter entered into by and among the Lenders, the Borrowers and/or any of them and/or any guarantors, mortgagors or pledgors to evidence and/or secure the Facilities and/or any of the other Obligations (hereinafter defined). All capitalized terms contained herein which are not otherwise defined shall have the definitions set forth in the Credit Agreement or the Forbearance Letter Agreement.

    C.  A Forbearance Event of Default (the "Existing Forbearance Event of Default") occurred and is continuing under the Credit Agreement and the Loan Documents as a result of the Borrowers' failure to comply with Section 3.3 of the Fifth Amendment requiring that the Borrowers sell the Arlington Assets and pay to the Lender Group the proceeds from the sale of the Arlington Assets. The failure of the Borrowers to comply with Section 3.3 of the Fifth Amendment, which constitutes an immediate Forbearance Event of Default under the Credit Agreement, has caused a Forbearance Termination Event under the Credit Agreement.

    D.  The Borrowers have requested that the Lender Group enter into this First Amendment to Fifth Amendment to agree to forbear from exercising the rights of the Lender Group as a result of the Forbearance Termination Event and the other Existing Events and to amend the Credit Agreement and the other Loan Documents, as necessary, to address the Existing Forbearance Event of Default. Subject to the terms and conditions set forth herein, the Lender Group has agreed to this request.

AGREEMENT

    NOW THEREFORE, incorporating the Background herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Lender Group and the Borrowers agree as follows:

ARTICLE I.—ACKNOWLEDGMENTS

    1.1  Acknowledgment of Existing Events; Existing Loan Documents; Waiver of Defenses. The Borrowers acknowledge that: (a) the Existing Events (as defined in the Third Amendment, as such definition was supplemented in the Fourth Amendment and including, in addition, the failure of the Borrowers to comply with Section 3.3 of the Fifth Amendment) currently exist; (b) the Existing Events are material in nature; and (c) the Existing Loan Documents and the Forbearance Documents are valid and enforceable against the Borrowers in every respect and all of the terms and conditions thereof are binding upon the Borrowers. The Borrowers further acknowledge and agree that, as a result of the Existing Events, the Lender Group is entitled immediately, and without further notice or declaration to the Borrowers or any other Person, to accelerate the Obligations and to exercise the Lender Group's rights and remedies under the Loan Documents or otherwise. To the extent that any of the Loan Documents require notification by the Lender Group to the Borrowers of the existence of a default and an opportunity for the Borrowers to cure such a default, such notice and period for cure have been properly given by the Lender Group or are hereby waived by the Borrowers. To the extent that the Borrowers have any defenses, setoffs, claims, or counterclaims to repayment of the Obligations or against the Lender Group, such defenses, setoffs, claims, or counterclaims are hereby waived.

    1.2  Acknowledgment of Current Outstanding Obligations. As of May 4, 2000, the Borrowers are indebted to the Lender Group in an aggregate amount equal to the principal sum (including the face amount of outstanding letters of credit) of $49,688,298.14 apportioned as follows:

Revolving Credit Facility (including Letters of Credit)	$24,938,298.14
Term Loan Facility	$24,750,000.00

plus accrued but unpaid interest, plus the costs and expenses associated with the Facilities incurred by any Lender and/or the Lender Group, including, without limitation, reasonable attorneys' fees incurred by any Lender and/or the Lender Group in the negotiation and preparation of the Loan Documents, this First Amendment to Fifth Amendment and the documents related hereto (the foregoing amounts are hereafter collectively referred to as the "Current Outstanding Obligations"), all without offset, counterclaims or defenses of any kind. Except as expressly set forth herein, nothing contained herein shall alter, amend, modify or extinguish the obligation of the Borrowers to repay the Obligations, and neither this First Amendment to Fifth Amendment nor any of the other Forbearance Documents constitutes a novation of any of the Existing Loan Documents.

    1.3  Acknowledgment of Liens and Priority. Except for Permitted Liens, pursuant to the Existing Loan Documents, to the best of Borrowers' knowledge, the Lender Group holds first priority, perfected security interests in and liens upon the Borrowers' assets, wherever located, including assets now owned or hereafter acquired, and as more specifically described in the Existing Loan Documents. Such security interests and liens secure all of the Obligations now or hereafter incurred, including, without limitation, the Current Outstanding Obligations and all other amounts now or hereafter owed by the Borrowers to the Lender Group under the Existing Loan Documents. For purposes of this First Amendment to Fifth Amendment, the word "Obligations" shall mean any and all obligations and liabilities of the Borrowers to the Lender Group, of every kind and description, direct and indirect, absolute and contingent, sole, joint, several, or joint and several, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument and includes obligations to perform acts and refrain from taking actions as well as obligations to pay money, and also includes the Current Outstanding Obligations.

    1.4  Reaffirmation of Security Interests; Cross-Collateralization. All of the assets of the Borrowers pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Lender Group pursuant to the Loan Documents including, without limitation, all goods, accounts, chattel paper, contracts, deposit accounts, documents, equipment, general intangibles, instruments, intellectual property, inventory, investment property, all other property not otherwise described above, all books and records pertaining to the foregoing and, to the extent not otherwise included, all proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing (collectively, the "Collateral") constitute collateral security for all of the Obligations. The Borrowers hereby grant to the Lender Group and reaffirm their prior conveyance to the Lender Group of a continuing security interest in and lien on the Collateral as well as a security interest in and lien on any and all funds and/or monies of the Borrowers contained in accounts located at the Lender Group or at any of the Lender Group's subsidiaries or affiliates.

ARTICLE II.—AMENDMENTS TO FORBEARANCE DOCUMENTS
AND LOAN DOCUMENTS

    2.1  The following new definitions are hereby added to Section 1.1 of the Existing Credit Agreement in appropriate alphabetical order:

    "First Amendment to Fifth Amendment' shall mean that certain First Amendment to Fifth Amendment dated as of May 15, 2000. by and among the Borrowers and the Lender Group."

    2.2  The following definitions, as set forth in Section 1.1 of the Existing Credit Agreement, are hereby amended and restated in their entirety to read as follows:

    "Forbearance Letter Agreement" shall mean that certain Forbearance Letter Agreement dated as of July 23, 1999, by and among the Borrowers and the Lender Group, as amended by the First Amendment to Forbearance Letter Agreement dated as of July 30, 1999, by and among the Borrowers and the Lenders party thereto, and the Second Amendment to Forbearance Letter Agreement dated as of August 13, 1999, as amended by the First Amendment to Second Amendment to Forbearance Letter Agreement dated as of August 20, 1999, by and among the Borrowers and the Lenders party thereto, the Third Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of August 27, 1999, by and among the Borrowers and the Lenders party thereto, the Fourth Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of November 15, 1999, as amended by the First Amendment to Fourth Amendment to Forbearance Letter Agreement dated as of February 15, 2000, the Fifth Amendment Agreement dated as of March 1, 2000, as amended by the First Amendment to Fifth Amendment.

    2.3  The definition of "Loan Documents" as set forth in Section 1.1 of the Existing Credit Agreement is hereby amended to include, in addition to all other documents referenced therein, this First Amendment to Fifth Amendment and each of the other Forbearance Documents.

    2.4  Section 10.9 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

    "10.9 Additional Permanent Reductions of Revolving Credit Loans And Repayment of Term Loans.

      (a)  In addition to all other payments required herein, the Borrowers shall pay to the Lenders, to permanently reduce the Revolving Credit Loans and the Term Loans on a pro rata basis, $8,000,000 on or before August 1, 2000. Any proceeds from a sale of ISSI, if such sale is approved by the Lenders, shall be applied to the $8,000,000 payment, and in any event all proceeds from the sale of ISSI shall be paid to the Lenders to permanently reduce the Revolving Credit Loans and the Term Loans on a pro rata basis. The Lenders shall not unreasonably withhold their consent to a sale of ISSI, provided that such sale generates not less than $8,000,000 to be paid to the Lenders. Notwithstanding the foregoing, the Borrowers agree that they will not request permission of the Lenders to sell ISSI if: (i) the sale will generate gross proceeds of less than $8,000,000; (ii) the Lenders will receive less than $8,000,000 from such sale; or (iii) a Forbearance Event of Default has occurred. The Borrowers acknowledge and agree that, regardless of the status of the sale of ISSI, the Borrowers will make the $8,000,000 payment to the Lenders in accordance with this Section 10.9(a).

      (b)  In addition to all other payments required herein, the Borrowers shall pay to the Lenders, to permanently reduce the Revolving Credit Loans and the Term Loans on a pro rata basis, $50,000 on the first day of June, July and August, 2000 and $125,000 on the first day of each month thereafter, commencing September 1, 2000."

    2.5  Sections 10.10 through 10.12 of the Existing Credit Agreement are amended and restated in their entirety to read as follows:

      "Section 10.10 New Advances.

      The Borrowers will not make any new requests for advances under the Revolving Credit Facility during the Forbearance Period and will not request or require the issuance of any new Letters of Credit during the Forbearance Period except for renewals of existing Letters of Credit in amounts which separately do not exceed the separate amount of each individual Letter of Credit.

      Section 10.11 Minimum Quarterly EBITDA

      As of the end of the calendar quarters below specified the Borrowers shall maintain EBITDA equal to or greater than the respective amounts set forth below:

Calendar Quarter	Minimum EBITDA
April 1, 2000—June 30, 2000	$1,247,000
July 1, 2000—September 30, 2000	$1,512,000
October 1, 2000—December 31, 2000	$2,203,000

      Solely for purposes of calculating EBITDA in accordance with this covenant, professional fees and costs incurred by the Borrowers (including fees of DLJ, Carl Marks and all other transaction fees (including the transaction fees and costs incurred in connection with the transaction contemplated under section 10.9 hereof)) and professional fees and costs incurred by the Lenders and paid by the Borrowers shall be added back to EBITDA.

      Section 10.12 Debt to Annualized EBITDA

      As of the end of the calendar quarter below specified, the Borrowers shall maintain a ratio of Debt to Annualized EBITDA equal to or greater than the respective amounts set forth below:

Date	Debt to Annualized EBITDA
June 30, 2000	8.7:1.0
September 30, 2000	4.9:1.0
December 31, 2000	3.3:1.0

      Annualized EBITDA shall equal the Borrowers' EBITDA for the three months ending on the applicable testing date, multiplied by four. Solely for purposes of calculating EBITDA in accordance with this covenant, professional fees and costs incurred by the Borrowers (including the fees of DLJ, Carl Marks and all other transaction fees (including the transaction fees and costs incurred in connection with the transaction contemplated under section 10.9 hereof)) and professional fees and costs incurred by the Lenders and paid by the Borrowers shall be added back to EBITDA."

    2.6  Section 10.13 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

      "SECTION 10.13 Reserved for Future Use."

    2.7  Section 12.1(o) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

      "(o) Default in Performance Under Forbearance Documents. Notwithstanding any provision in this Agreement to the contrary, the Borrowers, or any other obligor, or any one or more of them shall fail to perform or observe any covenant, term, agreement or condition of the Third Amendment, the Fourth Amendment, the Fifth Amendment, as amended by the First Amendment to Fifth Amendment, or any other Forbearance Document."

    2.8  Section 3.3 of the Fifth Amendment is hereby amended and restated in its entirety to read as follows:

      "3.3 Reserved for Future Use."

ARTICLE III.—ADDITIONAL COVENANTS OF BORROWERS

    The Borrowers jointly and severally, covenant and agree that from the date hereof and until the satisfaction of the Obligations, unless the Lender Group shall otherwise consent in writing:

    3.1  Existing Covenants. Unless otherwise provided herein, the Borrowers shall comply with each of their respective covenants set forth in the Loan Documents.

    3.2  $10,000,000 Payment. In addition to all other payments required under the Loan Documents, the Borrower will make a payment to the Lenders of $10 million (the "$10,000,000 Payment") on December 31, 2000.

ARTICLE IV.—FORBEARANCE BY THE LENDER GROUP

    Subject to the terms and conditions of this First Amendment to Fifth Amendment, and without waiving the Existing Events and the right to exercise rights and remedies, the Lender Group agrees to forbear from enforcing its remedies under the Loan Documents or applicable law as a result of the Existing Events until the earlier to occur of either one of the following (as the case may be, the "Forbearance Termination Date"): (i) February 28, 2001; or (ii) the occurrence of an Event of Default (other than the Existing Events) under the Credit Agreement. In connection with the foregoing, the Lender Group agrees to extend the expiry date of the Deutsche Letter of Credit to December 31, 2000.

ARTICLE V.—CONDITIONS PRECEDENT

    This First Amendment to Fifth Amendment is binding upon due execution thereof by all parties thereto and the delivery of all documents required to be delivered at closing. Any future deliveries required under this First Amendment to Fifth Amendment, the Credit Agreement or any other Loan Document which are not made when due shall constitute an event of default under the applicable document.

    5.1 Documents and other Items to be Delivered to the Lender Group. The Borrowers shall deliver or cause to be delivered to the Lender Group, in form and substance satisfactory to the Lender Group and its counsel, on the date hereof, the following (together with all Forbearance Documents executed in connection with the Third Amendment and the Fourth Amendment, the "Forbearance Documents"):

    1.
    this First Amendment to Fifth Amendment duly executed by the Borrowers;

    2.
    Reaffirmation of Collateral Agreement;

    3.
    opinion of Condor's In-house Counsel as to non-contravention, required consents, approvals, and the due authorization, and due execution and validity of the Forbearance Documents;

    4.
    Certifications of Secretary executed by the Secretaries of the Borrowers, certifying the incumbency and signature of the officers of such Borrowers executing this First Amendment to Fifth Amendment and all other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary;

    5.
    payment of each Lender's and the Lender Group's reasonable legal fees, costs and expenses;

    6.
    all fees due to the Lenders as of the date hereof shall have been irrevocably paid in full to the Lenders on the date(s) such fees were due;

    7.
    such other documents as may be reasonably required by the Lender Group.

    5.2 Payment of Lender Group's Legal Fees. On or before the date hereof, the Borrowers shall pay to the Lender Group the amount of the Lender Group's legal fees, expenses and costs including, without limitation, any stamp or documentary tax or other similar taxes and any filing, recording or lien search fees, incurred through the date hereof in connection with the Existing Events, the Loan Documents, this First Amendment to Fifth Amendment, and all documents executed and negotiations undertaken in connection with any of the foregoing. Each Borrower hereby agrees, and to the extent provided in the Loan Documents, reaffirms its joint and several obligation under the Loan Documents, to reimburse each of the Lenders for the following incurred in connection with the Credit Facility: (a) legal fees and expenses, and (b) fees and expenses of any appraisers or other professionals retained by counsel to the Lenders. The Borrowers shall pay to the Lender Group the legal fees and expenses incurred from and after the date hereof and fees and expenses of appraisers and other professionals retained by counsel to Lenders after the date hereof. The foregoing fees and expenses will be reimbursed upon submission by Agent. All Obligations provided for in this Section shall survive any termination of this First Amendment to Fifth Amendment.

    5.3 Payment of Fees and Costs. On or before the date hereof, or upon two (2) Business Days written notice by any Lender to the extent that such Lender is unable to provide to the Borrowers on or before the date hereof a statement of fees and costs, the Borrowers shall pay to each Lender and to the Lender Group the amount of each Lender's and the Lender Group's fees and costs including reasonable legal fees, expenses and costs incurred by such Lender or the Lender Group in connection with this First Amendment to Fifth Amendment and the other Loan Documents, if any. All Obligations provided for in this Section 5.3 shall survive any termination of this First Amendment to Fifth Amendment.

    5.4 Execution of Other Documents. At the Lender Group's request, within two Business Days of submission thereof by the Lender Group, the Borrowers, or any of them, shall execute and deliver to the Lender Group such other documents and instruments, as the Lender Group, in its sole discretion, deems necessary or convenient to carry out the terms of this First Amendment to Fifth Amendment and the other Loan Documents.

    5.5 [INTENTIONALLY OMITTED]

ARTICLE VI.—REPRESENTATIONS AND WARRANTIES

    To induce the Lender Group to enter into this First Amendment to Fifth Amendment and as partial consideration for the terms and conditions contained herein, the Borrowers represent and warrant to the Lender Group, that all representations and warranties made by the Borrower to the Lender Group in the Fifth Amendment are true and correct as of the date hereof, as if such representations and warranties were made by the Borrowers on the date hereof.

ARTICLE VII.—MISCELLANEOUS

    7.1 Continuing Effect. Except as amended hereby, all of the Loan Documents including, but not limited to, the Forbearance Letter Agreement as the same has been amended from time to time, shall remain in full force and effect and bind and inure to the benefit of the parties thereto and are hereby ratified and confirmed.

    7.2 Notices. Any notice given pursuant to this First Amendment to Fifth Amendment or pursuant to any document comprising or relating to this First Amendment to Fifth Amendment shall be given in accordance with the Credit Agreement.

    7.3 Indemnification.

    If, after receipt of any payment of all or any part of the Obligations, the Lender Group is compelled to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this First Amendment to Fifth Amendment and the other Loan Documents shall continue in full force and effect, and the Borrowers shall be jointly and severally liable for, and shall indemnify, defend and hold harmless the Lender Group with respect to the full amount so surrendered. The provisions of this section shall survive the termination of this First Amendment to Fifth Amendment and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of the Notes, the release of any lien, security interest or other encumbrance securing the Obligations or any other action which the Lender Group may have taken in reliance upon its receipt of such payment. Any cancellation of the Notes, release of any such encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

    7.4 Costs, Expenses and Attorneys' Fees. The Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by the Lender Group, including, without limitation, all reasonable fees and out-of-pocket expenses of counsel for the Lender Group, any stamp or documentary tax or other similar taxes and any filing, recording or lien search fees. All Obligations provided for in this Section shall survive any termination of this First Amendment to Fifth Amendment.

    7.5 Release. THE BORROWERS, ON BEHALF OF THEMSELVES, AND ALL PERSONS AND ENTITIES CLAIMING BY, THROUGH, OR UNDER ANY ONE OR MORE OF THEM, HEREBY JOINTLY AND SEVERALLY RELEASE, WAIVE AND FOREVER DISCHARGE EACH LENDER, AND EACH LENDER'S OFFICERS, DIRECTORS, ATTORNEYS, AGENTS, AFFILIATES, AND SUCCESSORS AND ASSIGNS, OF, FROM, AND WITH RESPECT TO ANY AND ALL MANNER OF ACTION AND ACTIONS, CAUSE AND CAUSES OF ACTIONS, SUITS, DISPUTES, CLAIMS, COUNTERCLAIMS AND/OR LIABILITIES, CROSS CLAIMS, DEFENSES, AND ANY CLAIMS FOR AVOIDANCE OR OTHER REMEDIES AVAILABLE TO A DEBTOR, ITS ESTATE OR ANY TRUSTEE OR REPRESENTATIVES THEREOF, WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, PAST OR PRESENT, ASSERTED OR UNASSERTED, CONTINGENT OR LIQUIDATED, WHETHER OR NOT WELL FOUNDED IN FACT OR LAW, WHETHER IN CONTRACT, IN TORT OR OTHERWISE, AT LAW OR IN EQUITY, BASED UPON, RELATING TO OR ARISING OUT OF ANY AND ALL TRANSACTIONS, RELATIONSHIPS OR DEALINGS WITH OR LOANS MADE TO THE BORROWERS PURSUANT TO THE LOAN DOCUMENTS WHICH THE BORROWERS HAD OR NOW HAVE, CLAIM TO HAVE HAD, NOW CLAIM TO HAVE OR HEREAFTER CAN, SHALL OR MAY CLAIM TO HAVE AGAINST ANY LENDER, FOR OR BY REASON OF ANY CAUSE, MATTER, OR THING WHATSOEVER ARISING FROM THE BEGINNING OF THE WORLD THROUGH THE DATE HEREOF.

    7.6  Survival of Representations and Warranties. All representations and warranties of the Borrowers contained in this First Amendment to Fifth Amendment and in all other documents and instruments executed in connection herewith or otherwise relating to this First Amendment to Fifth Amendment shall survive the execution of this First Amendment to Fifth Amendment and are material and have been or will be relied upon by the Lender Group, notwithstanding any investigation made by any person, entity or organization on the Lender Group's behalf. No implied representations or warranties are created or arise as a result of this First Amendment to Fifth Amendment or the documents comprising or relating to this First Amendment to Fifth Amendment.

    7.7 Headings. The headings and underscoring of articles, sections and clauses have been included herein for convenience only and shall not be considered in interpreting this First Amendment to Fifth Amendment.

    7.8 Governing Law. This First Amendment to Fifth Amendment and all documents and instruments executed in connection herewith or otherwise relating to this First Amendment to Fifth Amendment shall be construed in accordance with and governed by the internal laws of the State of New York without reference to conflict of laws principles.

    7.9 Integration. The Existing Credit Agreement, as amended by this First Amendment to Fifth Amendment, and all documents and instruments executed in connection therewith, including, without limitation, the Loan Documents, constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

    7.10 Amendment and Waiver. No amendment of this First Amendment to Fifth Amendment, and no waiver, discharge or termination of any one or more of the provisions thereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

    7.11 Successors and Assigns. This First Amendment to Fifth Amendment and the other Loan Documents: (i) shall be binding upon the Lender Group, the Borrowers, and upon their respective heirs, nominees, successors and assigns, and (ii) shall inure to the benefit of the Lender Group and the Borrowers; provided, however, that neither the Borrowers nor any of them may assign any rights hereunder or any interest herein without obtaining the prior written consent of the Lender Group, and any such assignment or attempted assignment shall be void and of no effect with respect to the Lender Group.

    7.12 Severability of Provisions. Any provision of this First Amendment to Fifth Amendment that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this First Amendment to Fifth Amendment are declared to be severable.

    7.13 Conflicting Provisions. To the extent that any of the terms in this First Amendment to Fifth Amendment contradict any of the terms contained in any of the other Loan Documents including, but not limited to, the Credit Agreement, the terms of this First Amendment to Fifth Amendment shall control.

    7.14 Joint and Several Liability. The obligations and liabilities of the Borrowers hereunder and under the other Loan Documents are joint and several.

    7.15 Counterparts; Effectiveness. This First Amendment to Fifth Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same First Amendment to Fifth Amendment. This First Amendment to Fifth Amendment shall be deemed to have been executed and delivered when the Lender Group has received counterparts hereof executed by all parties listed on the signature pages hereto.

    Please indicate your agreement to the foregoing by executing this First Amendment to Fifth Amendment in the appropriate signature block below.

Sincerely,
FIRST UNION NATIONAL BANK
/s/ JILL W. AKRE Jill W. Akre Senior Vice President

ACKNOWLEDGED AND AGREED
THIS 19 DAY OF MAY, 2000

CONDOR TECHNOLOGY SOLUTIONS, INC., COMPUTER HARDWARE MAINTENANCE COMPANY, INC., DECISION SUPPORT TECHNOLOGY, INC., FEDERAL COMPUTER CORPORATION, GLOBAL CORE STRATEGIES ACQUISITION, INC., INTERACTIVE SOFTWARE SYSTEMS INCORPORATED, INVENTURE GROUP, INC., LINC SYSTEMS CORPORATION, LOUDEN ASSOCIATES, INC., MANAGEMENT SUPPORT TECHNOLOGY CORP., MIS TECHNOLOGIES, INC., POWERCREW, INC., TITAN TECHNOLOGIES GROUP L.L.C., U.S. COMMUNICATIONS, INC. CORPORATE ACCESS, INC., as Borrowers

By:	/s/ W. M. ROBBINS Name: W. M. Robbins Title: VP and CFO
CONDOR SYSTEM SOLUTIONS, INC., as Borrower
By:	/s/ W. M. ROBBINS Name: W. M. Robbins Title: VP and CFO
FIRST UNION NATIONAL BANK, as Collateral Agent, Administrative Agent and Issuing Lender
By:	/s/ JILL W. AKRE Jill W. Akre Senior Vice President

CITIZENS BANK OF MASSACHUSETTS, SUCCESSOR IN INTEREST TO STATE STREET BANK AND TRUST COMPANY, as Lender
By:	/s/ DAVID E. BROWN David Brown Vice President
FLEET NATIONAL BANK, as Lender
By:	/s/ DANIEL D. BUTLER Daniel D. Butler Vice President
MELLON BANK, N.A., as Lender
By:	/s/ GREEN DIM Green Dim First Vice President
FIRST UNION COMMERCIAL CORPORATION, as Lender
By:	/s/ JILL W. AKRE Jill W. Akre Senior Vice President